Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Form S-8 Nos. 333-125588, 333-101883, 333-90180, 333-90182, 333-66368, 33-47234, 33-48578, 33-82826, 33-87338, 33-90992, 33-62921, 33-98724, 33-99882, 333-09017, 333-09031, 333-28857, 333-68689, 333-81691, 333-85715, 333-90719 and 333-93703 of First Data Corporation;

(2)	Form S-3 No. 333-120214 of First Data Corporation; and

(3)	Form S-4 Nos. 333-15497 and 333-105432 of First Data Corporation;

of our reports dated February 22, 2006, with respect to (i) the consolidated financial statements and schedule of First Data Corporation and (ii) First Data Corporation management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of First Data Corporation, included in this Annual Report (Form 10-K) of First Data Corporation.

/s/ Ernst & Young LLP

Denver, Colorado

February 22, 2006